THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

CITYZENITH HOLDINGS, INC.

WARRANT TO PURCHASE SECURITIES

Issue Date: May 1, 2019

This Warrant to Purchase Securities (this “Warrant”) is issued to MIA FAMILY TRUST (“Holder”) by CITYZENITH HOLDINGS, INC., &NBSP;a Delaware corporation (the “Company”) as of the Issue Date first set forth above, pursuant to the terms of that certain Note and Warrant Purchase Agreement by and between Holder and Company of even date herewith (the “Purchase Agreement”), in connection with the Company’s issuance of a secured promissory note (the “Note”).

1.Purchase of Securities.  Subject to the terms and conditions hereof, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder) during the Exercise Period (as defined below), to purchase from the Company, at a price equal to the Exercise Price (as defined below), fully-paid and nonassessable Shares of the Company (the “Securities”) up to a maximum of Fifty (50%) of the Purchase Price paid in the Purchase Agreement.

2.Definitions. Capitalized terms used but not otherwise defined in this Warrant have the meaning given such terms in the Purchase Agreement.  For purposes of this Warrant, the following terms have the following meanings:

(a)“Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any equity acquisition, reorganization, merger or consolidation but excluding any sale of equity for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of equity in the Company held by such holders prior to such transaction, a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent) or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

(b)“Exercise Period” means the term commencing on the Closing of the Purchase Agreement and ending on the expiration of this Warrant pursuant to Section 9 hereof.

(c)“Exercise Price” means an amount equal to $1.00 per Share.

(d)“Share” shall have such meaning as set forth in the Purchase Agreement

3.Method of Exercise.  The Holder may exercise, from time to time and in whole or in part, the purchase rights evidenced by this Warrant by:

(a)surrender of this Warrant, together with a duly executed notice of exercise attached hereto as Exhibit A to the Secretary of the Company at the principal executive office of the Company (or such other officer or office or agency of the Company as it may designate by notice to Holder); and

(b)payment to the Company of an amount equal to the aggregate Exercise Price for the number of Securities being purchased (by cash, check or wire transfer).

4.Issuance.  Upon due exercise in accordance with this Warrant, the Securities so purchased shall be deemed to be purchased by and issued to Holder as the record owner of such Securities as of the close of business on the date on which this Warrant shall have been so exercised.

5.No Fractional Securities or Scrip.  No fractional Securities or scrip representing fractional Securities shall be issued upon the exercise of this Warrant.  With respect to any fraction of a Share of Securities called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Exercise Price at which a Share of Securities may be purchased hereunder shall be paid in cash to Holder.

6.Transfer of Warrant.

(a)Holder, by its acceptance hereof, represents that this Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in this Section 7.

(b)Except for transfers not involving a change in beneficial ownership, Holder may not and agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Warrant or any beneficial interest herein, unless and until:

(i)There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)Holder has given prior notice to the Company of Holder’s intention to make such disposition, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, shall have furnished the Company, at Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Warrant or the Securities, as applicable, under the Securities Act.

(c)Subject to compliance with the terms and conditions of this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer.  The Warrant transferred in accordance with this Section 7 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding anything in this Warrant to the contrary, Holder may not transfer this

Warrant to any third party that is not an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

7.Rights of Member/Shareholder.  Neither this Warrant nor anything contained herein entitles or confers on the Holder, as holder of this Warrant, any right of a member of the Company, including but not limited to the right to (a) vote on any matter submitted to members at any meeting thereof, (b) give or withhold consent to any company action (whether upon any recapitalization, issuance of equity, reclassification of equity, change of par value, consolidation, merger, conveyance, or otherwise), (c) receive notice of meetings, or (d) receive allocations or distributions or subscription rights, until the Warrant shall have been exercised and the Securities purchasable upon the exercise hereof shall have become deliverable, as provided herein.

8.Expiration of Warrant; Notice of Expiration Events.

(a)This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i)the full exercise hereof;

(ii)5:00 p.m., Chicago, Illinois local time, on April ____, 2030;

(iii)any Change of Control, liquidation, dissolution or winding up of the Company; or

(iv)the closing of the initial public offering of the Company’s membership Shares.

(b)The Company shall provide at least ten (10) days’ prior written notice of any event set forth in Section 10 (a)(iii) and (a)(iv). Without limiting the foregoing, the Company shall provide notice of any agreement contemplating the consummation of a Change of Control within five (5) days following the execution by the Company of such agreement.

9.Notices.  All communications hereunder shall be in writing and faxed, mailed, emailed or delivered to each party in accordance with the notice provisions of the Purchase Agreement.

10.Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

11.Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

12.Governing Law.  This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles.

13.Rights and Obligations Survive Exercise of Warrant.  Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Securities issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

14.Amendment; Waiver.  Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated other than by written consent of the Company and the Holder.  Unless provided otherwise, no waiver shall constitute a continuing or future waiver of any provision hereof.

15.Copies. Any copy, facsimile or other reproduction of the signature set forth on the signature page hereto shall be deemed to be an original signature.

16.Acceptance by Holder.  Receipt of this Warrant by Holder constitutes Holder’s acceptance of and agreement to the terms and conditions of this Warrant.

17.Severability.  If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless continue in full force and effect.

18.Entire Agreement.  This Warrant, together with the applicable terms of the Purchase Agreement, represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and understandings of the parties with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant to Purchase Securities as of the Issue Date first set forth above.

COMPANY:

CITYZENITH HOLDINGS, INC.

a Delaware corporation

By:

      Michael Jansen

[Signature Page to Warrant to Purchase Securities – UVF]

Exhibit A

NOTICE OF EXERCISE

To:CITYZENITH HOLDINGS, INC.

Attention: President

Reference is hereby made to that certain Warrant to Purchase Securities by the Company to the undersigned (the “Warrant”).  Capitalized terms used but not otherwise defined herein have the meanings given in this Warrant.

1.The undersigned hereby elects to purchase _________________ Securities pursuant to the terms of the Warrant, and tenders herewith payment in full of the Exercise Price applicable to the Securities purchased hereby, together with all applicable transfer taxes, if any.

2.Method of Exercise (Please check the applicable blank):

___cash

___check

___wire transfer

3.Please issue a certificate or certificates representing said Securities in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

4.The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of that certain Note and Warrant Purchase Agreement by and among the Company and the undersigned.

______________________________

(Signature)

______________________________

(Name)

____________________________________________________________

(Date) (Title)